UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34112	01-0616867
(Commission File Number)	(I.R.S. Employer Identification No.)

1717  Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 15, 2010, the compensation committee of the board of directors of Energy Recovery, Inc. adopted an annual equity incentive compensation arrangement for new and existing employees, including named executive officers.  Under the arrangement, the committee will allocate up to 1.5% of the outstanding shares of company common stock each year for stock option awards.  All of such stock option awards will be issued pursuant to the Company’s 2008 Equity Incentive Plan, which was approved by shareholders.

Under the arrangement, named executive officers will be eligible for annual incentive grants in amounts ranging from 30,000 to 40,000, 40,000 to 60,000 and 100,000 to 150,000 option shares based on their respective job grades and depending on past performance and future potential.  The chief executive officer and executive chairman will not be eligible for option awards this year in light of their awards in 2009.

For 2010, the committee set the share budget at 750,000 option shares.  Options granted under the plan will vest over four (4) years with 25% of the shares vesting on the first anniversary of the grant date.  After the first anniversary date, 1/48 of the shares will vest each month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	4/21/10	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)